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                                                                    EXHIBIT 11.1

                TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                               NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                         ----------------------------------  ---------------------
                                                            1993        1994        1995        1995       1996
                                                         ----------  ----------  ----------  ----------  ---------
                                                               (AMOUNTS IN THOUSANDS
                                                               EXCEPT PER SHARE DATA)
Primary and fully diluted earnings per
 common and common equivalent share:
Net loss...............................................  $  (13,434) $  (19,580) $  (28,608) $  (23,176) $  (3,770)
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------
Weighted average number of common shares and common
 share equivalents:
  Common stock.........................................       3,000       3,000       3,000       3,000      3,000
  Assumed exercise of options..........................         --          --          --          --         --
                                                         ----------  ----------  ----------  ----------  ---------
    Total shares.......................................       3,000       3,000       3,000       3,000      3,000
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------
Primary and fully diluted loss per
 common and common equivalent share....................  $    (4.48) $    (6.53) $    (9.54) $    (7.73) $   (1.26)
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------
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